Exhibit 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-34282, 333-110000, 333-110001, 333-110002, 333-129618, 333-147109, 333-162762, 333-170355, 333-190377, 333-225590, 333-240219, 333-273702, and 333-281168) on Form S-8 and (Nos. 333-44101, 333-82077, 333-83250, 333-46986, 333-103561, 333-145947, 333-195789, 333-220331, and 333-279146) on Form S-3 of our reports dated February 25, 2026, with respect to the consolidated financial statements of Hasbro, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Providence, Rhode Island
February 25, 2026